Exhibit 23.1

John Kinross-Kennedy, C.P.A.
17848 Skypark Circle
Irvine, CA  92614-6401
(949) 955-2522.   Fax (949)724-3817
jkinross@zamucen.com\

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

I consent to the use, in the registration statement on Form S-1 of Link Resources Inc., of my auditors report dated July 9, 2008, and the related financial statements of Link Resources Inc., for the period ended May 31, 2008.

In addition, I consent to the reference to me under the heading “Interest of Named Experts and Counsel” in the registration statement.

/s/ John Kinross-Kennedy

John Kinross-Kennedy, CPA
August 20, 2008